Filed Pursuant to Rule 424(b)(5)

Registration No. 333-215525

PROSPECTUS SUPPLEMENT

(to the Prospectus dated February 2, 2017)

2,892,000 Shares of Common Stock and

Warrants to Purchase up to 2,892,000 Shares of Common Stock

Placement Agent Warrants to Purchase up to 115,680 Shares of Common Stock

We are offering 2,892,000 shares of our common stock, par value $0.012 per share, and warrants to purchase up to 2,892,000 shares of our common stock (and the shares of common stock issuable upon exercise of the warrants), at an exercise price of $7.25 per share of common stock, pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock, with the shares of common stock and warrants being immediately separable upon issuance. Each unit will be sold to investors in this offering at a price of $6.25. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue to the placement agent for this offering warrants described below, as part of the compensation payable to the placement agent in connection with this offering.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “ORMP.” On June 29, 2018, the last reported sale price for our common stock on Nasdaq was $7.43 per share. Our common stock is also listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “ORMP.” We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. We do not expect such a market to develop and purchasers may not be able to resell the warrants purchased under this prospectus supplement and the accompanying prospectus. This may affect the pricing of the warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such warrants, and the extent of issuer regulations.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co., LLC is acting as the exclusive placement agent on this transaction. The placement agent is not required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. There is no required minimum number of shares that must be sold as a condition to completion of the offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the units we are offering, and we have agreed to issue the placement agent warrants to purchase up to an aggregate of 115,680 shares of our common stock at an exercise price of $7.8125 per share, or the placement agent warrants, as described under the “Plan of Distribution.” Unless the context otherwise requires, all references to “warrants” in this prospectus supplement shall include “placement agent warrants”, as applicable.

	Per Unit	Total
Offering price	$6.2500	$18,075,000
Placement agent fee(1)	$0.4375	$1,265,250
Proceeds, before expenses, to us	$5.8125	$16,809,750

(1) In addition, we will pay the placement agent a management fee of 1% of the gross proceeds raised by us in the offering. We also have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution.”

Delivery of the units is expected to be made on or about July 6, 2018, against payment for such units to be received by us on the same date.

H.C. Wainwright & Co.

July 2, 2018

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-215525) that was declared effective by the SEC on February 2, 2017. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total amount of $100,000,000. As of June 29, 2018, we have been deemed to sell $25,000,000 of securities under such shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time under our shelf registration statement, some of which does not apply to the common stock offered by this prospectus supplement.

Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities.

We are offering to sell, and are seeking offers to buy, the units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the units in certain states or jurisdictions or to certain persons within such states and jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any state or jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the terms “we,” “us” and “our” mean Oramed Pharmaceuticals Inc. and its wholly-owned Israeli subsidiary, Oramed Ltd., as required by the context.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein. Additionally, statements concerning future matters are forward-looking statements. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements. Such forward-looking statements include, among other statements, statements regarding the following:

●	the expected development and potential benefits from our products in treating diabetes;

●	the prospects of entering into additional license agreements, or other partnerships or forms of cooperation with other companies or medical institutions;

●	future milestones, conditions and royalties under the license agreement with Hefei Tianhui Incubator of Technologies Co., Ltd.;

●	our research and development plans, including pre-clinical and clinical trials plans and the timing of enrollment, obtaining results and conclusion of trials;

●	our belief that our technology has the potential to deliver medications and vaccines orally that today can only be delivered via injection;

●	the competitive ability of our technology based product efficacy, safety, patient convenience, reliability, value and patent position;

●	the potential market demand for our products;

●	our expectation that in the upcoming year our research and development expenses, net, will continue to be our major expenditure;

●	our expectations regarding our short- and long-term capital requirements, including the expected sufficiency of our cash on hand following this offering;

●	our outlook for the coming months and future periods, including but not limited to our expectations regarding future revenue and expenses;

●	information with respect to any other plans and strategies for our business;

●	the expected timing and closing of this offering; and

●	our intended use of proceeds from this offering.

Although forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us at the time of such statements. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed herein and expressed from time to time in our other filings with the SEC, including under the heading “Risk Factors.” In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions. Also, historic results referred to in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein could be interpreted differently in light of additional research, clinical and preclinical trials results. Readers are urged not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any subsequent events or circumstances.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors,” and our consolidated financial statements and the related notes and other documents incorporated by reference herein and in the accompanying prospectus.

Our Company

Our Business

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an oral insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

Oral Insulin: We are seeking to revolutionize the treatment of diabetes through our proprietary flagship product, an orally ingestible insulin capsule, or ORMD-0801. In April 2018, we initiated a three-month dose-ranging Phase IIb clinical trial of ORMD-0801. This placebo controlled, randomized, 90 day treatment clinical trial is being conducted on approximately 240 type 2 diabetic patients in multiple centers throughout the United States pursuant to an Investigational New Drug application, or IND, with the U.S. Food and Drug Administration, or FDA. The primary endpoints of the trial are to assess the safety and evaluate the effect of ORMD-0801 on HbA1c levels over a 90 day treatment period. Secondary endpoints of the trial include measurements of fasting plasma glucose (FPG), post-prandial glucose (PPG levels) during a mixed-meal tolerance test (MMTT) and weight. In June 2018, we initiated a glucose clamp study which will quantify insulin absorption in type 1 diabetic patients treated with ORMD-0801. The glucose clamp is a method for quantifying insulin absorption in order to measure a patient’s insulin sensitivity and how well a patient metabolizes glucose. This exploratory, randomized, double-blind glucose clamp study is evaluating exposure-response profiles of type 1 diabetes patients dosed with ORMD-0801. Patients with HbA1c levels of 10% or below, aged 18-50, are enrolled in the study. In June 2018, we also initiated a food effect trial in the United States for ORMD-0801. This single-blind, five period, randomized, placebo-controlled crossover trial is evaluating the pharmacokinetics and pharmacodynamics of ORMD-0801 taken at different times in relation to meals in healthy volunteers and subjects with type 1 diabetes. Up to 48 subjects will be enrolled, including up to 24 healthy volunteers and 24 subjects with type 1 diabetes. We had a call with the FDA in August 2017 regarding ORMD-0801 after the completion of a Phase IIb clinical trial on 180 diabetic patients, which indicated a statistically significant blood glucose lowering effect of ORMD-0801 versus placebo. During the call, the FDA advised that the regulatory pathway for the submission of ORMD-0801 would be a Biologics License Application, or BLA. If approved, the BLA pathway would grant us 12 years of marketing exclusivity for ORMD-0801, from the approval date, and an additional six months of exclusivity may be granted to us if the product also receives approval for use in pediatric patients. The FDA confirmed that the approach to nonclinical toxicology, chemistry manufacturing controls and qualification of excipients would be driven by their published guidance documents.

GLP-1 Analog: Our second pipeline product, glucagon-like peptide-1, or GLP-1, is an incretin hormone, which is a type of gastrointestinal hormone that stimulates the secretion of insulin from the pancreas. In addition to stimulating insulin release, GLP-1 was found to suppress glucagon release (a hormone involved in the regulation of glucose) from the pancreas, slow gastric emptying to reduce the rate of absorption of nutrients into the blood stream, and increase satiety. Other important beneficial attributes of GLP-1 are its effects of increasing the number of beta cells (cells that manufacture and release insulin) in the pancreas and, possibly, protection of the heart. In addition to our flagship product, the ORMD-0801 insulin capsule, we are using our technology for an orally ingestible GLP-1 capsule, or ORMD-0901. In August 2015, we began a non-FDA clinical trial outside of the United States for ORMD-0901, our oral GLP-1/exenatide capsule, on type 2 diabetic patients. The trial was completed during the second quarter of calendar year 2016 and indicated positive results as it showed ORMD-0901 to be safe and well tolerated and also demonstrated encouraging efficacy data. We completed a three-month pre-clinical toxicology study in March 2017 and the final report will be submitted to the FDA with our IND. We expect to file an IND during the third quarter of calendar year 2018 and move directly into a small pharmacokinetics study on healthy volunteers, followed by a large Phase II trial on type 2 diabetic patients in the United States under an IND.

Exploratory studies: We have begun developing a new drug candidate, a weight loss treatment in the form of an oral leptin capsule, and plan to initiate a proof of concept study for our oral leptin drug candidate in calendar year 2018. In addition, we plan to initiate in the third quarter of calendar year 2018 an exploratory clinical study of our oral insulin capsule, ORMD-0801, in patients with nonalcoholic steatohepatitis, or NASH, to assess the effectiveness of ORMD-0801 in reducing liver fat content, inflammation and fibrosis in patients with NASH.

Corporate Information

We were incorporated in the State of Nevada on April 12, 2002 and reincorporated from the State of Nevada to the State of Delaware on March 11, 2011. Since 2007, we have operated a wholly owned research and development subsidiary based in Israel called Oramed Ltd. Our principal offices are located at 142 W. 57th Street, New York, New York, our telephone number is 844-967-2633 and our website address is www.oramed.com. The information on our website is not incorporated by reference in this prospectus supplement and should not be considered to be part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only, and is not a hyperlink.

S-1

The Offering

Common stock and warrants offered by us

2,892,000 shares of common stock and warrants to purchase up to an additional 2,892,000 shares of common stock.

We are issuing to the placement agent for this offering warrants to purchase up to 115,680 shares of common stock as part of the compensation payable to the placement agent in connection with this offering. The placement agent warrants will be substantially on the same terms as the other warrants issued in the offering, except that the placement agent warrants will have an exercise price of $7.8125 per share.

This prospectus supplement also covers the shares of common stock issuable upon exercise of the warrants and the placement agent warrants. There is currently no market for the warrants or the placement agent warrants and none is expected to develop after this offering.

Purchase price	$6.25 per unit

Terms of warrants	An exercise price of $7.25 per share of common stock, exercisable 6 months after the date of issuance and expiring 3.5 years from the closing of the offering. See “Description of Warrants.”

Common stock outstanding after this offering	17,362,325 shares (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering).

Use of proceeds	We intend to use the net proceeds from this offering for expenses related to our research and product development activities, clinical trial activities and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-4 for more information.

Risk factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as those risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors to carefully consider before deciding to purchase our securities.

Nasdaq symbol	ORMP. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system and we do not expect such a market to develop.

Unless we indicate otherwise, all information in this prospectus supplement is based on 14,470,325 shares of common stock outstanding as of June 29, 2018, and assumes no exercise of outstanding options or warrants to purchase additional shares and excludes as of such date:

●	1,264,120 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plan at a weighted average exercise price of $7.23 per share, with 473,330 shares of common stock remaining available for future grant under such plan as of June 29, 2018;

●	166,666 shares of our common stock issuable upon settlement of restricted stock units;

●	2,892,000 shares of our common stock issuable upon the exercise of warrants offered hereby, at an exercise price of $7.25 per share; and

●	115,680 shares of our common stock issuable upon the exercise of the warrants being issued to the placement agent in connection with this offering, at an exercise price of $7.8125 per share.

S-2

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors below, in the accompanying prospectus and in our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017, or our Annual Report, under the heading “Risk Factors,” as well as all of the information contained in this prospectus supplement, in the accompanying prospectus and the other documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered as part of the units is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering as part of the units. Based on the offering price of $6.25 per share, and after deducting the placement agent's fee and estimated offering expenses payable by us, if you purchase shares of common stock in this offering as part of the units, you will incur immediate and substantial dilution in net tangible book value of $4.11 per each share that is part of a unit. See the section entitled “Dilution” on page S-4 in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering as part of the units.

Our management will have broad discretion over the use of the proceeds we receive from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

We intend generally to use the net proceeds from this offering for expenses related to our research and product development activities, preclinical and clinical trial activities and for working capital and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds from this offering. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount of cash used in our operations and our research and development efforts. Management’s failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

You may not be able to resell your warrants.

There is no established trading market for the warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Accordingly, you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

Investors will have no rights as a stockholder with respect to their warrants until they exercise their warrants and acquire shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants will not be immediately exercisable and may never have any value.

The warrants comprising part of the units being sold in this offering, which have an exercise price of $7.25 per share of common stock, will not be exercisable until six months after the date they are issued and will expire on the three and one half year anniversary of the initial issue date. In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

S-3

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $16,500,000 based on the offering price of $6.25 per unit and after deducting the placement agent's fees and the estimated offering expenses that are payable by us. The foregoing net proceeds do not include any proceeds that we may receive from the potential exercise of the warrants offered hereby.

We intend to use the net proceeds from this offering for expenses related to our research and product development activities, clinical trial activities and for working capital and other general corporate purposes. Pending such application, we may invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

DILUTION

Purchasers of common stock in this offering (either as a component of units or upon warrant exercise) will incur immediate and substantial dilution in the net tangible book value per share of common stock. Our historical net tangible book value as of February 28, 2018 was approximately $1.42 per share of our common stock. Net tangible book value per share represents the amount of tangible assets less total liabilities, divided by 14,405,892 shares of common stock, which was the number of shares of our common stock outstanding as of February 28, 2018.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 2,892,000 shares of common stock in this offering (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering) at an offering price of $6.25 per unit, and after deducting the placement agent's fees and the estimated offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2018 would have been approximately $2.14 per share of common stock. This represents an immediate increase in net tangible book value of $0.72 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $4.11 per share of common stock to investors participating in this offering. The following table illustrates this per share dilution:

Offering price per share		$6.25
Net tangible book value per share as of February 28, 2018	$1.42
Increase per share attributable to this offering	$0.72
Adjusted net tangible book value per share after this offering		$2.14
Dilution per share to new investors in this offering		$4.11

S-4

After giving effect to the sale of 5,784,000 shares of common stock in this offering (including shares of common stock issuable upon exercise of the warrants being offered in this offering (but excluding the placement agent’s warrants)) at an offering price of $6.25 per unit and assuming an exercise price of $7.25 per warrant share, and after deducting the placement agent's fees and the estimated offering expenses payable by us, our as adjusted net tangible book value as of February 28, 2018 would have been approximately $2.80 per share of common stock. This represents an immediate increase in net tangible book value of $1.38 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $3.95 per share of common stock to investors participating in this offering. The following table illustrates this per share dilution:

Offering price per share		$6.75
Net tangible book value per share as of February 28, 2018	$1.42
Increase per share attributable to this offering	$1.38
Adjusted net tangible book value per share after this offering		$2.80
Dilution per share to new investors in this offering		$3.95

The discussion and tables above are based on 14,405,892 shares outstanding as of February 28, 2018 and excludes the shares of common stock issuable upon the exercise of the warrants offered by us in this offering except as specifically disclosed above) and also excludes as of that date:

●	1,352,284 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plan at a weighted average exercise price of $7.17 per share, with 385,166 shares of common stock remaining available for future grant under such plan as of February 28, 2018;

●	187,536 shares of our common stock issuable upon settlement of restricted stock units; and

●	28,571 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $10.00 per share as of February 28, 2018.

Other than as specifically disclosed above, the foregoing illustrations do not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock.

DESCRIPTION OF SECURITIES

In this offering, we are offering units consisting of an aggregate of 2,892,000 shares of common stock and warrants to purchase up to 2,892,000 shares of our common stock. This prospectus supplement also relates to the shares of common stock issuable upon the exercise of warrants that are part of the units, and upon the exercise of the warrants we will issue to the placement agent in this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus.

Warrants

The warrants to be issued in this offering as part of the units represent the right to purchase up to 2,892,000 shares of common stock at an initial exercise price of $7.25 per share. The placement agent warrants represent the right to purchase up to 115,680 shares of common stock at an initial exercise price of $7.8125 per share. Each warrant may be exercised at any time and from time to time, exercisable six months after the date of issuance of this offering and having a term of 3.5 years from the closing of this offering. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system and we do not expect such a market to develop. The description of the warrants in this prospectus supplement supplements the “Description of Warrants” in the accompanying prospectus.

S-5

Exercise

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (1) an exercise notice, appropriately completed and duly signed and (2) if such holder is not utilizing the cashless exercise provisions, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holder to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the warrants.

Delivery of Shares

Upon the holder’s exercise of a warrant, we will promptly, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System if we are then a participant of such system and (a) there is an effective registration statement registering the issuance and resale of the shares of common stock underlying the warrants or (b) the warrant is being exercised via cashless exercise. Otherwise, we will promptly but in no event later than two trading days after the exercise date, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant.

Certain Adjustments

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of the following events:

Subdivision or Combination of Common Stock

If, at any time while the warrant is outstanding, we pay a dividend or a distribution of common stock or any other equity equivalent, issue by reclassification of the shares of common stock any shares of capital stock of the Company, subdivide or combine outstanding shares of common stock into a larger or smaller number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable, and the number of shares issuable upon exercise of the warrant shall be proportionately adjusted such that the aggregate exercise price of the warrant shall remain unchanged.

Purchase Rights

If, at any time while the warrant is outstanding, we issue rights, options or warrants to all holders of our common stock, then the holders shall have the right thereafter to acquire such rights, options or warrants that such holder would have been entitled to acquire if it had been, immediately prior to such issuance, the holder of the number of warrant shares then issuable upon exercise of the warrant.

Pro Rata Distributions

If, at any time while the warrant is outstanding, we declare a dividend or distribute our assets to holders of our common stock, then the holders shall have the right to participate in such distribution to the same extent that such holder would have been entitled to participate if it had been, immediately prior to such declaration or distribution, the holder of the number of warrant shares then issuable upon exercise of the warrant.

S-6

Fundamental Transactions

If, at any time while the warrant is outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets, (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination pursuant with another party whereby such other party acquires more than 50% of our outstanding common stock, each, a Fundamental Transaction, then the holders shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, which we refer to in this prospectus supplement as Alternate Consideration. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such Alternate Consideration as the holder may be entitled to purchase, and the other obligations under the warrant.

In the event of certain Fundamental Transactions, the holders of the warrants will be entitled to receive, in lieu of our common stock and at the holders’ option, cash in an amount equal to the value of the remaining unexercised portion of the warrant on the date of the transaction determined using a Black-Scholes option pricing model with an expected volatility equal to the 100 day historical price volatility obtained from Bloomberg L.P. as of the trading day immediately prior to the public announcement of the transaction, except that we are not required to pay such cash using the Black-Scholes pricing model in connection with a Fundamental Transaction that is not approved by the Board and is not within our control.

Notice of Corporate Action

We will provide notice to holders of the warrants to provide such holders with an opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events if we (1) declare a dividend on the common stock, (2) declare a special nonrecurring cash dividend on or a redemption of the common stock, (3) authorize the granting to all holders of the common stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (4) require the approval of any stockholders in connection with any reclassification of the common stock, any consolidation or merger to which we are a party, any sale or transfer of all or substantially all of our assets, any compulsory share exchange whereby the common stock is converted into other securities, cash or property or (5) authorize the voluntary or involuntary dissolution, liquidation or winding up of our affairs.

Limitations on Exercise

The number of warrant shares that may be acquired by the holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed either 4.99% or 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), which we refer to as the Beneficial Ownership Limitation. Each holder elects either 4.99% or 9.99% as such holders Beneficial Ownership Limitation upon issuance of the warrant and any holder may elect to increase the Beneficial Ownership Limitation up to a maximum of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

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Waivers and Amendments

The warrants may be modified or amended and the provisions therein may be waived with our written consent and the consent of the holders of the warrants.

Additional Provisions

The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

H.C. Wainwright & Co., LLC, referred to as the placement agent, has entered into an engagement agreement with us in which they have agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants in this offering. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock and warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent has no obligation to buy any of the units from us, but will use its reasonable best efforts to arrange for the sale of the units offered by this prospectus supplement. We may not sell the entire amount of our units offered pursuant to this prospectus supplement.

We have entered into securities purchase agreements directly with several investors (and we will only sell to investors who have entered into securities purchase agreements) pursuant to which, subject to certain conditions, we will sell to the investors 2,892,000 shares of common stock and warrants to purchase up to 2,892,000 shares of common stock. The shares of common stock and warrants will be sold in units, with each unit consisting of one share of common stock and one warrant, where each warrant is exercisable to purchase one share of common stock, and the shares of common stock and warrants are immediately separable upon issuance. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased under this prospectus supplement.

We will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement. The warrants will be issued in registered physical form. We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about July 6, 2018.

The placement agent will be entitled to a cash fee of 7% of the aggregate gross proceeds of this offering paid to us at closing. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the shares we are offering:

Per unit	$0.4375
Total	$1,265,250

We may pay a fee of up to 15% of the placement agent fee to an independent financial advisor designated by us and consented to by the placement agent, such consent not to be unreasonably withheld, delayed or conditioned. If we do not pay any or all of such fee to an independent financial advisor, the placement agent will receive the amount unpaid to an independent financial advisor. We also have agreed to pay the placement agent, out of the proceeds of each closing, a management fee of 1% of the gross proceeds raised and to pay up to $50,000 for certain other expenses. We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $80,000.

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In addition, we agreed to grant compensation warrants to the placement agent to purchase a number of shares of common stock equal to 4% of the number of shares sold by us in the offering (or warrants to purchase up to 115,680 shares of our common stock). The placement agent warrants will be substantially on the same terms as the warrants offered hereby, except that the placement agent warrants will have an exercise price of $7.8125 per share, which represents 125% of the offering price per unit. Pursuant to FINRA Rule 5110(g)(1), neither the Placement Agent Warrants nor any shares of common stock issued upon exercise of the Placement Agent Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the holder of the placement agent warrants or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. The Placement Agent Warrants and the shares underlying the Placement Agent Warrants are registered pursuant to this prospectus supplement and the accompanying prospectus.

We negotiated the price for the units offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Our common stock is traded on Nasdaq and the TASE under the symbol “ORMP.”

The placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The form of securities purchase agreement with the purchasers and the letter agreement have been included as exhibits to our Current Report on Form 8-K that was filed by us with the SEC dated July 2, 2018.

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LEGAL MATTERS

The validity of the securities offered and certain other legal matters hereby will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended August 31, 2017 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.oramed.com. Neither our website nor the SEC’s website is a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. References to websites are inactive textual references only, and are not hyperlinks.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K filed with the SEC on November 29, 2017;

(2) Our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2017 and February 28, 2018, as filed with the SEC on January 11, 2018 and April 9, 2018, respectively;

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(3) Our Current Reports on Form 8-K filed with the SEC dated August 30, 2017, August 31, 2017, February 14, 2018 and July 2, 2018; and

(4) The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities to which this prospectus supplement relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement and the accompanying prospectus. To request a copy of any or all of these documents, you should write or telephone us at the following address or phone number:

Oramed Pharmaceuticals Inc.

142 W. 57th Street

New York, New York

Attention: Hilla Eisenberg

Telephone: 844-967-2633

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PROSPECTUS

$100,000,000

COMMON STOCK

WARRANTS

UNITS

We may from time to time sell common stock and warrants to purchase common stock, and units of such securities, in one or more offerings for an aggregate initial offering price of $100,000,000. We refer to the common stock, the warrants to purchase common stock and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ORMP.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2017.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms “we”, “us” and “our” mean Oramed Pharmaceuticals Inc. and our wholly-owned Israeli subsidiary, Oramed Ltd., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an orally ingestible insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

Oral insulin: We are seeking to revolutionize the treatment of diabetes through our proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801). Our technology allows insulin to travel from the gastrointestinal tract via the portal vein to the bloodstream, revolutionizing the manner in which insulin is delivered. It enables its passage in a more physiological manner than current delivery methods of insulin. Our technology is a platform that has the potential to deliver medications and vaccines orally that today can only be delivered via injection.

Oral Glucagon-like peptide-1: Our second pipeline product is an orally ingestible exenatide (GLP-1 analog) capsule, which aids in the balance of blood-sugar levels and decreases appetite. Glucagon-like peptide-1, or GLP-1, is an incretin hormone, which is a type of gastrointestinal hormone that stimulates the secretion of insulin from the pancreas. The incretin concept was hypothesized when it was noted that glucose ingested by mouth (oral) stimulated two to three times more insulin release than the same amount of glucose administered intravenously. In addition to stimulating insulin release, GLP-1 was found to suppress glucagon release (hormone involved in regulation of glucose) from the pancreas, slow gastric emptying to reduce the rate of absorption of nutrients into the blood stream, and increase satiety. Other important beneficial attributes of GLP-1 are its effects of increasing the number of beta cells (cells that manufacture and release insulin) in the pancreas and, possibly, protection of the heart. In addition to our flagship product, the insulin capsule, we are using our technology for an orally ingestible GLP-1 capsule (ORMD-0901).

Combination of Oral Insulin and GLP-1 Analog: Our third pipeline product is a combination of our two primary products, oral insulin and oral exenatide.

Our executive offices are located at Hi-Tech Park 2/4, Givat-Ram, PO Box 39098, Jerusalem 91390, Israel, our telephone number is 972-2-566-0001 and our website address is www.oramed.com. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different results. Also, historic results could be interpreted differently in light of additional research, clinical and preclinical trial results. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common stock;

●	warrants to purchase common stock; and

●	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $100,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law.

General

Our authorized capital stock currently consists of 30,000,000 shares of common stock, par value $0.012 per share. As of January 10, 2017, we had outstanding 13,283,352 shares of common stock and no other class or series of capital stock has been established.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting. All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the majority of our Board. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

Anti-Takeover Provisions

Delaware Law

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Since we have not elected to be exempt from the restrictions imposed under Section 203, we are subject to Section 203 because our shares of common stock are listed on a national securities exchange as of our listing on Nasdaq on February 11, 2013. Unless we adopt an amendment to our Certificate of Incorporation, as amended, by action of our stockholders expressly electing not to be governed by Section 203, we are generally subject to Section 203 of the Delaware General Corporation Law, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we listed on Nasdaq.

Section 214 of the Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation, as amended, provides otherwise. Our Certificate of Incorporation, as amended, does not provide for cumulative voting.

These Delaware statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of us. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation, as amended, and Amended and Restated By-law Provisions

Our Certificate of Incorporation, as amended, and Amended and Restated By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Certificate of Incorporation, as amended, and/or Amended and Restated By-laws, as applicable, among other things:

●	provide our Board with the exclusive authority to call special meetings of the stockholders;

●	provide our Board with the ability to alter our Amended and Restated By-laws without stockholder approval;

●	provide our Board with the exclusive authority to fix the number of directors constituting the whole Board; and

●	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares of common stock and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

Listing

Our common stock is traded on Nasdaq under the symbol “ORMP.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;

●	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the material U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the common stock issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and warrants for the purchase of common stock. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described herein; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common stock may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2016 have been so incorporated in reliance on the report of Kesselman & Kesselman- CPA. (Isr), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investors/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.oramed.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

We are filing a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)     Our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, as filed with the SEC on November 25, 2016;

(2)     Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2016, as filed with the SEC on January 11, 2017; and

(3)     The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at Hi-Tech Park 2/4, Givat-Ram, PO Box 39098, Jerusalem 91390, Israel, Attention: Yifat Zommer, 972-2-566-0001.

2,892,000 Shares of Common Stock and

Warrants to Purchase up to 2,892,000 Shares of Common Stock

Placement Agent Warrants to Purchase up to 115,680 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 2, 2018